Exhibit 10.5

Purchase Option Agreement

This purchase option agreement (“Agreement”) is entered into by the following parties on September 30, 2010:

“Company”

Zi Bo Jia Zhou Chemicals Co., Ltd. (淄博嘉周化工有限公司)
Address：	1, Electric Power Road, Zhou Cun District, Zi Bo, PRC
Represented by：	Lu Feng (卢锋)
Telephone：

“Option Holder”

Zi Bo Costar Information Consulting Co., Ltd. (淄博科先达信息咨询有限公司)
Address：	1, Electric Power Road, Zhou Cun District, Zi Bo, PRC
Represented by：	Lu Feng (卢锋)
Telephone：

“Shareholder A”

Lu Feng (卢锋)
ID Card Number:
Address:
Telephone:

“Shareholder B”

Lu Ling Liang（卢令良）
ID Card Number:
Address:
Telephone:

“Shareholder C”

Zheng Meng (张盟)
ID Card Number:
Address:
Telephone:

“Shareholder D”

YLL Investment Group Limited
Represented By:
Address:
Telephone:

Shareholder A, Shareholder B, Shareholder C and Shareholder D, are collectively referred to as “Shareholders”.  Company, Option Holder and Shareholders are collectively referred to as “Parties” and individually as “Party”.

WHEREAS,

(1)	Shareholder A, Shareholder B, Shareholder C and Shareholder D hold 33%, 32%, 5% and 30% of the Company’s shares respectively;
(2)
Option Holder, a limited liability company legally organized and validly existing in China, provides the services of management consulting and technology consulting for Company, who has been an important companion of Company; and

(3)
The Parties intend to give the Option Holder the exclusive option to purchase all or part of the Company’s  shares held by Shareholders or one Shareholder from time-to-time in accordance with Chinese laws.

Under the principle of sincere cooperation, equal and mutual benefit and common development, through friendly negotiations and pursuant to PRC laws and regulations, the Parties  agree as follows:

ARTICLE 1
AUTHORIZATION AND EXERTION OF PURCHASE OPTION

1.1
The Parties agree that, upon execution of this Agreement, the Option Holder owns the exclusive option and is entitled to purchase all or part of the Company’s shares held by the Shareholders, or all or part of the Company’s assets at any time in accordance with the provisions set forth herein.  Parties agree that once the option is authorized, by execution of this Agreement, the option shall be irrevocable during the life of this Agreement.

1.2
The purchase option shall be exercised on the condition that the shares or assets of Company held by the Option Holder directly or held by other qualified entity appointed by the Option Holder shall not violate applicable PRC laws and regulations.

1.3
To exercise the purchase option, the Option Holder shall inform the Company or Shareholders, of the Option Holder’s intent to exercise its purchase option by serving both the Company and Shareholders with a copy of the Notice of Option Exertion (“Notice of Option Exertion”, which is annexed hereto as Exhibit I).

1.4
Within thirty (30) days of receipt of the Notice of Option Exertion, the Company or Shareholder shall sign the share or asset transfer agreement or other necessary documents (collectively, “Transfer Documents”) with the Option Holder (or other qualified entity appointed by Option Holder), which shall conform with the Notice of Option Exertion.

1.5
In accordance with the governing laws and Option Holder’s decision to exercise the purchase option, the Company and Shareholders shall assist the Option Holder in its procurement of the necessary government approvals, permits, registration and other formalities unconditionally.

ARTICLE 2
PRICE OF PURCHASE OPTION EXERTION

2.1
Except for the evaluation demanded by governing laws, the price of the Company’s shares or assets shall be the higher one of the following two: (1) RMB 1 or (2) the lowest price allowed by law.  If the Option Holder chooses to purchase partial shares or assets, the price of the purchase option shall be adjusted in proportion to the price of the shares or assets of the whole Company.  The lump-sum of the purchase option shall be paid to Shareholders or other appointed person by the Option Holder when the Option Holder exercises the purchase option.

ARTICLE 3
REPRESENTATIONS AND WARRANTY

3.1         Each Party states and warrants to the other Parties as follows:

(1)	He/She/It owns all the necessary rights, abilities and authorizations to execute and fulfill all the obligations and responsibilities identified under this Agreement;

(2)	Signing and fulfilling this Agreement does not violate any important contract or agreement that binds any party and/or its assets.

3.2	The Company and Shareholders further state, individually and collectively, and warrant to the Option Holder the following:

(1)
On the date of this Agreement’s execution, the Shareholders legally own the Company’s  shares, and own the entire, effective disposal rights of such shares (excluding limitations under Chinese laws and regulations).  The Company’s  shares owned by Shareholders, have no mortgage, impawn, preemption or other rights and benefits of any third party, and there is no third party claim for compensation (except for that which has been disclosed to the Option Holder and confirmed by the Option Holder in writing.)

(2)
Except to fulfill all the obligations of the Shareholders under the Business Cooperation Agreements during the life of this Agreement, the Shareholders shall not transfer their shares of the Company to any third party unless agreed to in writing by the Option Holder.

(3)
During the life of this Agreement, the Company’s business shall conform to all applicable Chinese laws, regulations and administrative rules and provisions, and shall not take any actions that might have a negative effect on the Company’s business or assets due to a violation of applicable Chinese laws, regulations and administrative rules and provisions.

(4)
Until such time as the Option Holder (or qualified entity appointed by Option Holder) exercises the purchase option to acquire all the shares or assets of the Company, the Company shall not engage in the following:

(a)
Sell, transfer, pledge or through any other methods dispose of any asset, business or rights and benefits of legal or beneficial income, or permit selling other guarantee rights concerning same (except those activities that are generated by normal or daily business or those activities that have been disclosed to the Option Holder and consented to by the Option Holder in writing);

(b)
Transactions which materially affect assets, responsibility, operation, shares and other legal rights (except generated by normal or daily business or have been disclosed to the Option Holder and consented to by the Option Holder in writing);

(c)	Pay a dividend in any form to the shareholders (except for dividend payments resolved by unanimous consent by Shareholders according to Article 4.1 herein)

(5)
Until such time as the Option Holder (or qualified entity appointed by Option Holder) exercises the purchase option to acquire all the shares or assets of the Company, the Shareholders shall not engage in the following either individually or collectively:

(a)
Supply, modify or amend the articles of association of the Company in any form, and/or cause there to be any material affect on assets, responsibility, operation, shares and other legal rights (except to increase capital to meet legal requirements);

(b)
Prompt the Company to conclude the transaction which shall materially affect assets, responsibility, operation, shares and other legal rights (except generated by normal or daily business or have been disclosed to the Option Holder and consented to by the Option Holder in writing);

(c)	Prompt a shareholders meeting or the Board of Directors of Company to pass a resolution of dividend payment.

(6)	During the life of this Agreement, unless otherwise specified herein or agreed by the Option Holder in writing, the Shareholders, individually or collectively, shall prompt the Company as follows:

(a)
Maintain the Company’s  existence, operate the business, dispose affairs prudently and effectively, make best efforts to ensure that the Company continuously holds licenses, permits and approvals needed for its operation, and ensure that such licenses, permits and approvals will not be canceled;

(b)	Maintain the tangible assets of Company with good operation, except for normal wear and tear;

(c)	Refuse to compromise or relinquish rights related to pending litigation matters, except with the prior written consent of the Option Holder;

(d)
Make best efforts to maintain the Company’s organizational structure and senior managers, continue to maintain relationships with clients to ensure that the reputation and business of Company will not be affected after completing the transaction of shares or assets hereof;

(e)	Shall not provide a loan or any form of debit or credit, except with the prior written consent of Option Holder;

(f)
Shall not merge with a third party and shall not purchase a third party’s assets or business or transfer the Company’s assets or other rights to a third party, except with the prior written consent of Option Holder;

(g)
Inform the Option Holder in writing immediately of any important negative changes to Company or any events, facts, conditions, changes or other situations which may lead to a violation of the terms and conditions identified herein;

(h)
Shall make best efforts to acquire all the necessary government approvals and other consent for completing the shares transfer, in the event that the Option Holder exercises the purchase option in accordance with the conditions of this Agreement.

ARTICLE 4
SPECIAL AGREEMENTS

The Parties further agree:

4.1
The Shareholders promise they will sign the Power of Attorney which is annexed hereto as Exhibit II when they sign this Agreement, and authorize ____________________(ID Number[        ]) (the “Trustee”) as their authorized representative to execute and deliver all documents and to go through all necessary government registration formalities relating to the transfer of the equity or assets hereunder.  The premise of the authorization and trust is that the Trustee shall be Chinese citizens and consent to the authorization and trust set forth herein.  Upon the Option Holder informing the Company of dismissing and replacing the Trustee in writing, the Company shall withdraw the trust and authorization immediately, and shall appoint another Chinese citizen nominated by the Option Holder to exercise the rights hereinbefore as Trustee at the shareholders meeting of Company when Company received such notice. Without the prior written consent by Option Holder, Shareholders shall not withdraw the Trustee’s trust and authorization. Trustee shall fulfill the obligation prudentially and diligently according to the scope of authorization identified in this Agreement and avoid the Shareholders’ potential loss due to the authorization (except the loss due to Shareholders with any malice or big fault); otherwise the Trustee shall take related responsibility to Shareholders and Company.  Such promise shall be irrevocable during the life of this Agreement.

4.2
If permitted by applicable law, Shareholders shall extend the Company’s business period according to the Option Holder’s prospective period of operation and make the Company’s business period equal to the Option Holder’s business period.

ARTICLE 5
CONFIDENTIALLY

5.1
Notwithstanding whether this Agreement is validly existing, the parties herein shall safeguard as confidential all the following information (“Confidential Information”) (1) this Agreement’s signature, fulfillment and its content; (2) acknowledgement or receipt of Option Holder’s business secrets, exclusive information and customer information due to signing or fulfilling this Agreement; and (3) acknowledgement or receipt of the Company’s  business secrets, exclusive information and customer information due to being the shareholder of Company.  Each shareholder shall use Confidential Information for the purpose of fulfilling his/her obligation under this Agreement.  Without the Option Holder’s written consent, each shareholder of Company shall not disclose Confidential Information to third parties.  Such disclose is a material breach of this Agreement.

5.2
After this Agreement terminates, upon request of the Option Holder, each Shareholder shall return, destroy or otherwise dispose of all documents, information or software which contain Confidential Information and shall cease using Confidential Information.  Failure to do so constitutes a material breach of this Agreement.

5.3	Notwithstanding any other contrary terms and conditions herein stipulated, Article 5 shall not be affected on breaking off, terminating or failing to enforce this Agreement.

ARTICLE 6
LIABILITIES FOR BREACH

6.1
If any party violates any provisions of this Agreement or fails to fulfill any obligation contained herein (“Breaching Party”), such violation shall be deemed a breach of this Agreement (“Breach”).  The non-breaching party or parties (“Non-breaching Party”) shall inform the Breaching Party that it must remedy or take effective action to cure its breach during a period of time designated determined by the Non-breaching Party.  If the Breaching Party fails to remedy or take effective action within the time designated by the Non-breaching Party, the breaching party shall be penalized as follows:

6.1.1            Pay RMB 1,000,000 to the Non-breaching Party, and

6.1.2	Compensate the Non-breaching Party for any and all losses caused by the Breaching Party’s violation.

ARTICLE 7
APPLICABLE LAWS AND SETTLEMENT OF DISPUTES

7.1	This Agreement shall be governed and construed by the laws of China.

7.2
In the event of any dispute arising from, or in connection with this Agreement, the Parties will first attempt to resolve the dispute through friendly consultations.  In the event that satisfactory resolution is not reached within thirty (30) days after the occurrence of such disputes, the dispute will be submitted to resolution by arbitration by the China International Economic and Trade Arbitration Commission (Commission”) in Shanghai, in accordance with the then-effective procedural rules of the Commission.  The arbitration shall be conducted in Chinese.  The arbitral award will be final and binding upon all Parties hereto. The arbitration fee shall be born by the losing Party.  All the other terms than the disputing portion of this Agreement shall remain effective.

ARTICLE 8
LIFE OF AGREEMENT

8.1
This Agreement shall become effective on the date which is executed by the Parties and shall terminate on the date the Option Holder exercises its purchase option and acquires all the shares or assets of the Company pursuant to the terms of this Agreement.

8.2
Notwithstanding the provisions set forth hereinbefore, the Option Holder may rescind this Agreement by informing the other parties in writing thirty (30) days in advance of its intent to rescind this Agreement.

ARTICLE 9
MODIFICATION OF THIS AGREEMENT

9.1	Any amendment or supplement to this Agreement shall be in writing, and shall become effective upon execution by all parties.

ARTICLE 10
COUNTERPART

10.1
This Agreement is written in Chinese and English and in eight counterparts, with each Party holding one counterpart of each version. In the case of conflicts between the Chinese and English versions, the English version shall prevail.

ARTICLE 11
MISCELLANEOUS

11.1	Shareholders shall be held jointly and severally liable for the fulfillment of their duties, obligations, commitments and responsibilities under this Agreement.

11.3
This Agreement and its exhibits constitute the entire agreement with respect to the transaction identified in this Agreement, which shall supersede any and all oral or written correspondence, consent, memoranda or other discussion concerning this Agreement or the transaction referenced herein.

11.4	The headings contained in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement or any provision hereof.

11.5
Each part of this Agreement is intended to be severable.  If any term, covenant, condition or provision hereof is unlawful, invalid, or unenforceable for any reason whatsoever, then all such remaining parts hereof will be valid and enforceable and have full force and effect as if the invalid or unenforceable part had not been included.

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties as of the date first above written

"Option Holder" Zi Bo Costar Information Consulting Co., Ltd.			"Company" Zi Bo Jia Zhou Chemicals Co., Ltd.
By:	/s/	By:	/s/
	Name		Name
	Title		Title

"Shareholder A" Lu Feng			"Shareholder B" Lu Ling Liang
By:	/s/ Lu Feng	By:	/s/ Lu Ling Liang

"Shareholder C" Zhang Meng			"Shareholder D" YLL Investment Group Limited
By:	/s/ Zhang Meng	By:	/s/

Exhibit I
Notice of Purchase Option Exertion

To: Shareholders of Zi Bo Jia Zhou Chemicals Co., Ltd. (淄博嘉周化工有限公司)

Whereas, the “Purchase Option Agreement”, entered into by you and our Company on [ ], 2010, sets forth that, on the basis of Chinese laws and regulations and in accordance with the demand of our Company, sell shares / assets of Zi Bo Jia Zhou Chemicals Co., Ltd. to our Company or other company / individual appointed by our Company.

Therefore, our Company informs you as follows:

Our company demands to exercise the purchase option under the “Purchase Option Agreement” at the price of RMB [_________] and purchase __% Registered Capital of Zi Bo Jia Zhou Chemicals Co., Ltd. (淄博嘉周化工有限公司) held by you / the following listed assets (a copy of which is annexed hereto) (collectively referred to as “Prospective transfer shares / Prospective transfer assets”) by our Company / ________ appointed by our Company.  Please sell all Prospective transfer shares / Prospective transfer assets to our Company / ________ appointed by our Company in accordance with the terms of the “Purchase Option Agreement” upon receipt of this notice.

[WFOE]
By：__________________________
Title：_________________________

Exhibit II

Power of Attorney

I, the undersigned, __________________ (Chinese ID Card Number: ___________________), hereby irrevocably authorize ___________________, as my representative, to execute and deliver all documents and to go through all necessary government registration formalities relating to the transfer of the equity or assets of Zi Bo Jia Zhou Chemicals Co., Ltd.  under the Purchase Option Agreement entered into as of [  ]， 2010.  This Power of Attorney shall not be terminated due to my abscondence, death or lost of civil capacity.

By: _________________

Date: ___ ___, _____